Oscar Health, Inc. ir.oscarhealth.com News Release

Oscar Health Announces Financial Results for Third Quarter 2026 and Raises Full Year 2026 Outlook

New York, NY, November 5, 2026 – Oscar Health, Inc. (“Oscar Health” or the “Company”) (NYSE: OSCR) announced today its financial results for the third quarter ended September 30, 2026, and updates to its full year 2026 outlook.

“Oscar Health is on track to deliver the strongest year of financial performance in our history, and we are raising our earnings from operations outlook for a third time,” said Mark Bertolini, CEO of Oscar Health. “The ACA is the foundation of a rapidly-developing individual market in America, and Oscar Health is built to lead it. Our disciplined pricing, consumer-led products, and technology-powered approach are driving stronger economics and position us to grow market share and expand margin in 2027.”

Third Quarter 2026 Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$5,139,298	$2,985,984	$14,666,712	$8,896,192
Medical loss ratio (“MLR”)	84.0%	88.5%	78.1%	84.8%
Selling, general, and administrative (“SG&A”) expense ratio	14.0%	17.5%	14.4%	17.3%
Earnings (loss) from operations	$178,018	$(129,250)	$1,270,738	$(62,610)
Net income (loss) attributable to Oscar Health, Inc.	$167,281	$(137,450)	$1,208,085	$(90,540)
Adjusted EBITDA (1)	$206,852	$(101,453)	$1,349,273	$27,971
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net income, the most directly comparable GAAP measure, and for information regarding Oscar Health’s use of Adjusted EBITDA.

	As of September 30,
Effectuated Membership by Offering	2026	2025
Individual and Small Group (1)	2,691,885	2,111,736
Cigna+Oscar (2)	—	5,168
Total Members (3)	2,691,885	2,116,904
(1) Membership includes members enrolled through a Custom Health Option and Individual Care Expense Arrangement (“CHOICE”). 2025 membership includes small group members. The Company no longer offers small group plans effective December 15, 2024.
(2) Represents total membership for our former co-branded partnership with Cigna. We did not renew the Cigna+Oscar Small Group arrangement after its initial term ended on December 31, 2024.
(3) Represents effectuated members. Effectuated members are those who are actively enrolled in one of our plans and whose required premium payments have either been made or are within the payment grace period. A member covered under more than one of our health plans counts as a single member for the purposes of this metric.

2026 Financial Guidance Summary
	Prior Full Year 2026 Outlook		Updated Full Year 2026 Outlook
(in thousands, except percentages)	Low	High	Low	High
Total revenue (1)	$18.7 billion	$19.0 billion	$19.0 billion	$19.3 billion
Medical loss ratio (2)	81.0%	82.0%	80.5%	81.5%
SG&A expense ratio (3)	15.6%	16.1%	15.1%	15.6%
Earnings from operations (4)	$600 million	$800 million	$850 million	$950 million
(1) Total revenue includes premium revenue (net of risk adjustment transfers), investment income, and other revenue. We believe total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

(2) Medical loss ratio (MLR) is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for the healthcare of our members to the net premiums before ceded quota share reinsurance.

(3) Selling, general, and administrative (SG&A) expense ratio is calculated as selling, general and administrative expenses as a percentage of total revenue (net of risk adjustment transfers). We believe the SG&A expense ratio is useful to evaluate our ability to manage our overall selling, general, and administrative cost base.

(4) Earnings from operations is the Company's total revenue less total operating expenses. We believe earnings from operations is an important primary metric for assessing operating performance.

Oscar Health, Inc.
News Release

Third Quarter 2026 Key Metrics and Non-GAAP Financial Metrics

•Total revenue was approximately $5.1 billion for the third quarter of 2026 compared to $3.0 billion for the third quarter of 2025. The increase was driven by rate increases and higher membership. Revenue for the third quarter of 2026 included a $250 million benefit from updated risk adjustment estimates, driven by favorable development in the Company’s risk scores relative to the market and modestly favorable market morbidity relative to expectations.
•The medical loss ratio was 84.0% for the third quarter of 2026 compared to 88.5% for the third quarter of 2025. The decrease was primarily driven by our disciplined pricing strategy. The Company had $42 million of favorable prior period development in the third quarter of 2026 compared to $84 million of favorable prior period development in the third quarter of 2025.
•The SG&A expense ratio was 14.0% for the third quarter of 2026 compared to 17.5% for the third quarter of 2025. The decrease was primarily due to lower risk adjustment as a percentage of premium, greater fixed cost leverage, and disciplined expense management.
•Earnings from operations were $178.0 million for the third quarter of 2026 compared to a loss from operations of $129.3 million for the third quarter of 2025. The significant increase reflects strong operating performance driven primarily by improved underwriting performance.
•Net income attributable to Oscar Health, Inc. was $167.3 million, or $0.49 of diluted earnings per share, for the third quarter of 2026 compared to net loss attributable to Oscar Health, Inc. of $137.5 million, or $(0.53) of diluted loss per share, for the third quarter of 2025.
•Adjusted EBITDA was $206.9 million for the third quarter of 2026 compared to an adjusted EBITDA loss of $101.5 million for the third quarter of 2025.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details

Oscar Health will host a conference call to discuss its financial results today, November 5, 2026, at 8:00 a.m. (ET). A live audio webcast will be available online via the Investor Relations page of Oscar Health’s website at ir.oscarhealth.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total revenue, Medical loss ratio, SG&A expense ratio, Earnings (loss) from operations, and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, including management’s plans and objectives for future operations, expectations and business strategy, such as our margins, market share and profitability, and industry and market dynamics and expected trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continues” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively (including our ability to successfully integrate strategic acquisitions); our ability to retain and expand our member base; our ability to accurately estimate our incurred medical expenses or overall market morbidity, or effectively manage our medical costs or related administrative costs; unanticipated results of, or changes to, risk adjustment programs or our estimates thereof; evolving federal or state laws or regulations (including any changes in the interpretation or enforcement of existing laws and regulations), including changes with respect to the Patient Protection and Affordable Care Act (“ACA”) and any regulations enacted thereunder, the expiration of the enhanced Advanced Premium Tax Credits, the implementation of new program integrity rules, such as ID proofing rules, and rules pursuant to the Notice of Benefit and Payment Parameters for policy year 2027, the potential funding of a cost-sharing reduction program, or other government actions, such as the imposition of tariffs; our ability to achieve or maintain profitability in the future; our ability to arrange for the delivery of quality care and maintain good relations with brokers and the physicians, hospitals, and other providers within and outside our provider networks; our ability to comply with ongoing, complex and evolving regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the regulation of health insurance markets in the United States; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs; the ability of our health insurance and Health Maintenance Organization subsidiaries to make payments of dividends or distributions to us, including to fund our business strategy; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; adverse market conditions resulting in our investment portfolio suffering losses or reducing our ability to meet our financing needs; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and other third party claims that may arise from the extensive laws and regulations to which we are subject, such as fraud, waste and abuse laws; incurrence of data security breaches of our or our partners’ information and technology systems; heightened competition in the markets in which we participate; our ability to attract and retain qualified personnel; uncertainties associated with our utilization of certain artificial intelligence and machine learning models; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC.

Oscar Health, Inc.
News Release
You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

About Oscar Health

Oscar Health, Inc. (NYSE: OSCR) is a leading consumer healthcare company that gives people power over their healthcare. Oscar Health serves millions of consumers, employers, brokers, and partners through Oscar Insurance, Lucie Health Marketplace, and Trove Group. Together these businesses deliver exceptional lifestyle products and technology platforms that make healthcare easy to choose, use, and experience. Learn more at OscarHealth.com.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Dalya Browne
Senior Director, External Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenue
Premium	$5,041,987	$2,923,968	$14,412,180	$8,723,233
Investment income	91,016	53,215	236,424	153,331
Other revenues	6,295	8,801	18,108	19,628
Total revenue	5,139,298	2,985,984	14,666,712	8,896,192
Operating Expenses
Medical	4,232,845	2,586,330	11,257,147	7,398,954
Selling, general, and administrative	721,892	521,592	2,119,206	1,538,836
Depreciation and amortization	6,543	7,312	19,621	21,012
Total operating expenses	4,961,280	3,115,234	13,395,974	8,958,802
Earnings (loss) from operations	178,018	(129,250)	1,270,738	(62,610)
Interest expense	4,726	6,857	14,818	18,698
Other expenses (income)	(2,089)	3,184	(1,245)	3,308
Earnings (loss) before income taxes	175,381	(139,291)	1,257,165	(84,616)
Income tax expense (benefit)	8,077	(1,807)	49,010	5,853
Net income (loss)	167,304	(137,484)	1,208,155	(90,469)
Less: Net income (loss) attributable to noncontrolling interests	23	(34)	70	71
Net income (loss) attributable to Oscar Health, Inc.	$167,281	$(137,450)	$1,208,085	$(90,540)

Earnings (loss) per Share
Basic	$0.54	$(0.53)	$3.98	$(0.35)
Diluted	$0.49	$(0.53)	$3.59	$(0.35)
Weighted Average Common Shares Outstanding
Basic	309,339	259,273	303,259	255,419
Diluted	346,457	259,273	339,281	255,419

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except per share amounts)	September 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$4,466,858	$2,774,151
Short-term investments	3,021,732	1,216,461
Accounts receivable (net of allowance for credit losses of $19,131 and $7,226)	303,302	362,682
Reinsurance recoverable	270,643	99,750
Receivables from CMS	193,793	136,029
Other current assets	59,831	24,331
Total current assets	8,316,159	4,613,404
Long-term investments	1,441,909	1,470,987
Property, equipment, and capitalized software, net	109,312	88,350
Restricted deposits	27,484	32,951
Other assets	114,116	119,719
Total assets	$10,008,980	$6,325,411

Liabilities and Stockholders' Equity
Current Liabilities:
Payables to CMS	$4,626,054	$2,730,095
Benefits payable	1,924,075	1,455,385
Accounts payable and other liabilities	589,220	507,325
Unearned premiums	160,392	166,203
Reinsurance payable	1,711	3,579
Total current liabilities	7,301,452	4,862,587
Long-term debt	432,410	430,095
Other liabilities	49,324	51,994
Total liabilities	7,783,186	5,344,676
Commitments and contingencies
Stockholders' Equity
Class A common stock ($0.00001 par value; 825,000 thousand shares authorized, 275,454 thousand and 261,851 thousand shares outstanding as of September 30, 2026 and December 31, 2025, respectively)	3	3
Class B common stock ($0.00001 par value; 82,500 thousand shares authorized, 35,176 thousand and 35,838 thousand shares outstanding as of September 30, 2026 and December 31, 2025, respectively)	—	—
Treasury stock (315 thousand shares as of September 30, 2026 and December 31, 2025)	(2,923)	(2,923)
Additional paid-in capital	4,353,570	4,256,972
Accumulated deficit	(2,086,349)	(3,294,434)
Accumulated other comprehensive income (loss)	(41,664)	18,030
Total Oscar Health, Inc. stockholders' equity	2,222,637	977,648
Noncontrolling interests	3,157	3,087
Total stockholders' equity	2,225,794	980,735
Total liabilities and stockholders' equity	$10,008,980	$6,325,411

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$1,208,155	$(90,469)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in provision for credit losses	11,905	(24,020)
Stock-based compensation expense	58,914	69,569
Depreciation and amortization expense	19,592	21,012
Amortization of debt issuance costs	3,339	774
Net accretion of investments	(22,975)	(23,066)
Deferred taxes	(4,313)	(175)
Net realized gain on sale of financial instruments	(1,907)	(1,302)
Changes in assets and liabilities:
(Increase) / decrease in:
Reinsurance recoverable	(170,893)	132,146
Accounts receivable	47,474	(54,402)
Receivables from CMS	(57,764)	(78,240)
Other assets	(21,608)	(29,759)
Increase / (decrease) in:
Payables to CMS	1,895,959	266,501
Benefits payable	468,691	207,665
Accounts payable and other liabilities	83,847	58,061
Unearned premiums	(5,811)	2,727
Reinsurance payable	(1,868)	(34,071)
Net cash provided by operating activities	3,510,737	422,951
Cash Flows from Investing Activities:
Sale of investments	1,149,495	134,231
Maturity and paydowns of investments	1,614,749	478,173
Change in restricted deposits	211	3,225
Purchase of investments	(4,578,517)	(780,673)
Purchase of property, equipment, and capitalized software	(31,864)	(27,310)
Net cash used in investing activities	(1,845,926)	(192,354)
Cash Flows from Financing Activities:
Proceeds from long-term debt	—	410,000
Proceeds from exercise of stock options and stock purchase agreement	41,828	42,192
Tax payments related to net settlement of share-based awards	(11,920)	(4,035)
Purchase of capped calls related to convertible notes	—	(34,440)
Payments of debt issuance costs	(5,990)	(22,677)
Earn-out liability payout	(3,370)	—
Net cash provided by financing activities	20,548	391,040
Increase in cash, cash equivalents and restricted cash equivalents	1,685,359	621,637
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	2,804,123	1,551,118
Cash, cash equivalents, restricted cash and cash equivalents—end of period	4,489,482	2,172,755
Cash and cash equivalents	4,466,858	2,148,865
Restricted cash and cash equivalents included in restricted deposits	22,624	23,890
Total cash, cash equivalents and restricted cash and cash equivalents	$4,489,482	$2,172,755
Supplemental Disclosures:
Interest payments	$10,612	$11,515
Income tax payments	$1,438	$17,497

Oscar Health, Inc.
News Release

Key Operating and Non-GAAP Financial Metrics
We regularly review the following key operating and Non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Total Revenue
Total revenue includes premium revenue (net of risk adjustment transfers), investment income, and other revenues. We believe total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

MLR
MLR is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premium before ceded quota share reinsurance.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Net claims before ceded quota share reinsurance (A)	$4,232,845	$2,586,330	$11,257,147	$7,398,954
Net premiums before ceded quota share reinsurance (B)	$5,041,987	$2,923,968	$14,412,180	$8,723,233
Medical Loss Ratio (A divided by B)	84.0%	88.5%	78.1%	84.8%

SG&A Expense Ratio
The SG&A expense ratio reflects the Company’s selling, general, and administrative expenses, as a percentage of total revenue (net of risk adjustment transfers). We believe the SG&A expense ratio is useful to evaluate our ability to manage our overall selling, general, and administrative cost base.

Earnings (Loss) from Operations
Earnings (loss) from operations is the Company's total revenue less total operating expenses. We believe earnings (loss) from operations is an important primary metric for assessing operating performance.

Net Income (Loss) Attributable to Oscar Health, Inc.
Net income (loss) attributable to Oscar Health, Inc. is net earnings (loss) allocated to the Company after net income (loss) attributable to noncontrolling interests. It is a key indicator of the Company’s profitability and operational efficiency, allowing management to evaluate performance and make informed decisions on strategic planning, cost management, and resource allocation.

Oscar Health, Inc.
News Release

Adjusted EBITDA

Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net income (loss), we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for, net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$167,304	$(137,484)	$1,208,155	$(90,469)
Interest expense	4,726	6,857	14,818	18,698
Other expenses (income)	(2,089)	3,184	(1,245)	3,308
Income tax expense (benefit)	8,077	(1,807)	49,010	5,853
Earnings (loss) from operations	178,018	(129,250)	1,270,738	(62,610)
Depreciation and amortization	6,543	7,312	19,621	21,012
Stock-based compensation (1)	22,291	20,485	58,914	69,569
Adjusted EBITDA	$206,852	$(101,453)	$1,349,273	$27,971
(1) Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Additionally, these expenses are reported net of any stock-based compensation that has been capitalized for software development costs.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release

Supplemental Financial Information

Premium

The Company records premium revenue net of premiums for reinsurance contracts accounted for under reinsurance accounting. The following table reconciles total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total premium revenue in the Condensed Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Direct policy premiums	$5,724,382	$3,646,308	$17,421,126	$10,478,743
Risk adjustment transfers	(677,299)	(727,538)	(2,991,580)	(1,793,532)
Reinsurance premiums ceded	(5,133)	(3,048)	(15,740)	(8,280)
Assumed premiums (1)	37	8,246	(1,626)	46,302
Premium	$5,041,987	$2,923,968	$14,412,180	$8,723,233
(1) The Company did not renew the Cigna+Oscar Small Group arrangement with Cigna Health and Life Insurance Company after its initial term ended on December 31, 2024. Following termination, the Company has been providing transition and run-off services, and will continue to provide such services through December 31, 2026. The Company also continues to share in premiums and claims for plans sold or issued prior to December 15, 2024.

Medical Expenses

The Company records medical expenses net of reinsurance recoveries for reinsurance contracts accounted for under reinsurance accounting. The following table reconciles total medical expenses to the amount presented in the Condensed Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Direct claims incurred	$4,308,064	$2,626,830	$11,474,762	$7,457,231
Ceded reinsurance claims	(76,116)	(47,750)	(217,190)	(100,965)
Assumed reinsurance claims	897	7,250	(425)	42,688
Medical expenses	$4,232,845	$2,586,330	$11,257,147	$7,398,954

Oscar Health, Inc.
News Release

Risk Adjustment

The risk adjustment programs in the markets the Company serves are administered federally by CMS and are designed to mitigate the potential impact of adverse selection and provide stability for health insurers. Under these programs, each plan is assigned a risk score based upon demographic information and current year claims information related to its members. Plans with lower than average risk scores generally pay into the pool, while plans with higher than average risk scores generally receive distributions. The following table provides a rollforward of the Company’s beginning and ending risk adjustment receivable and payable balances for the nine months ended September 30, 2026 and 2025:

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
(in thousands)	Risk Adjustment Receivable	Risk Adjustment Payable	Net Risk Adjustment Payable	Risk Adjustment Receivable	Risk Adjustment Payable	Net Risk Adjustment Payable
Beginning balance (1)	$56,066	$2,587,700	$2,531,634	$64,779	$1,558,341	$1,493,562
Change in accrual:
Current year	$45,482	$3,095,693	$3,050,211	$41,983	$1,759,485	$1,717,502
Prior years	56,371	(2,028)	(58,399)	16,595	92,626	76,031
Change in accrual, net	$101,853	$3,093,665	$2,991,812	$58,578	$1,852,111	$1,793,533
Payments:
Prior years	$27,088	$2,555,975	$2,528,887	$30,776	$1,639,147	$1,608,371
Payments	$27,088	$2,555,975	$2,528,887	$30,776	$1,639,147	$1,608,371
Ending balance:
Current year	$45,482	$3,095,693	$3,050,211	$41,983	$1,759,485	$1,717,502
Prior years	85,349	29,697	(55,652)	50,598	11,820	(38,778)
Ending balance	$130,831	$3,125,390	$2,994,559	$92,581	$1,771,305	$1,678,724
(1) The table includes risk adjustment data validation (“RADV”) receivables and payables. The balance at the beginning of each year presented pertains to prior policy years.